Exhibit 23.3

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Qianzhi Group Holding (Cayman) Limited

We hereby consent to the incorporation by reference of our report, dated July 19, 2024, in Amendment No. 3 to the Registration Statement on Form S-4 (No. 333-282021), relating to the consolidated financial statements of Qianzhi Group Holding (Cayman) Limited.

We further consent to the reference to our firm under the heading “Experts” in the Registration Statement.

Rowland Heights, California

November 4, 2024